SEC File Number : 333-150064

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-1 /A

AMMENDMENT NUMBER ONE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMART VENTURES, INC.
(Name of small business issuer in its charter)

Nevada	1081	98-0427221
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

1066 WEST HASTINGS STREET, VANCOUVER, BC V6E 3X2 (604) 602-1717

Address, including zip code and telephone number, including area code of registrant’s principal executive offices

Nadir Walji	Joseph I. Emas
1066 West Hastings Street, Suite 2610,	1224 Washington Avenue
VANCOUVER, BC V6E 3X2	Miami Beach, FL 33139
Telephone: 604.602.1717	Telephone: 305.531.1174
Facsimile: 604.687.6755	Facsimile: 305.531.1274

(Name, address, including telephone number, including area code of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]Large Accelerated Filer    [ ]    Accelerated Filer  [ ]               Non-Accelerated Filer  [ ]  Smaller reporting Company [ ] (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	4,500,000	$0.03	$135,000	$5.31

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

SMART VENTURES, INC.
4,500,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  SEE SECTION ENTITLED “RISK FACTORS”.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ________, 2008

TABLE OF CONTENTS

Directors, Executive Officers, Promoters and Control Persons……………..………14

Security Ownership of Certain Beneficial Owners and Management …………….. 15

Description of Securities ................................................................................................ 16

Interest of Named Experts and Counsel ...................................................................... 18

Disclosure of Commission Position on Indemnification for

Securities Act Liabilities …………………………………………………….…………18

Financial Statements ....................................................................................................F 6-8

Exhibits………………………………………………………………………………….37

Signatures……………………………………………………………………………….38

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are an exploration stage enterprise, in the business of mineral exploration.  To date, we have not conducted any exploration on our mineral claims. September 1, 2007, we acquired 100% interest in the Ruza property from Mr. Michael Carr. The property is located in the James Bay region of northern Quebec

Our objective is to conduct mineral exploration activities on the Ruza claims in order to assess whether it possesses economic reserves of gold, silver and/or copper.  We have not yet identified any economic mineralization on the claims.  Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on November 22, 2006.  Our principal offices are located at 2610 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2 Canada.  Our telephone number is (604) 602-1717.

The Offering:

Securities Being Offered     Up to 4,500,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 4,500,0000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

4,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data December 31, 2007

Cash $ 16.670
Total Assets $ 16,670
Liabilities $ 0
Total Stockholders’ Equity $ 16,670

Statement of Loss and Deficit

From Incorporation on
November 22, 2006 to December 31, 2007

Revenue $ 0
Net Loss $(28,330)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Smart Ventures, Inc.:

1.

Because our auditors have issued a going concern opinion, if we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2.

Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the mineral claim to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3.

Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the mineral claim does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

4.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in November 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $28,330.  To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral claim
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the mineral claim. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6.

Because title to the property is held in trust by a non-affiliate if he should declare bankruptcy or arbitrarily transfer the claims, we will cease operations.

Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the mineral claim is recorded in the name of Michael Carr. While he has agreed to hold title to our claims in trust, if he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any mineral claim and we will have to cease operations. Under Quebec law title to Quebec mining claims can only be held by Canadian residents. In the case of corporations, title must be held by a Canadian corporation. In order for us to own record title to the property, we would have to incorporate a Quebec wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the mineral claim

7.

Because we have only an option agreement with Mr. Carr  regarding transfer of title to us, should he transfer title to a third person, we will be limited to a cause of action against Mr. Carr for breach of fiduciary duty.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned Quebec subsidiary corporation and Mr. Carr will convey title to the mineral claims to the wholly owned subsidiary corporation. Should Mr. Carr transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Carr will be liable to us for breach of fiduciary duty and breach of contract.

8.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

9.

Weather interruptions in the province of Quebec may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because winter weather could cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the mineral claim.

10.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

11.

Because Mr. Walji has other outside business activities and will only be devoting 20% of his time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Mr. Walji and Ms. Bond, our officers and directors, have other outside business activities and will only be devoting 20% or less of their time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Walji and Ms. Bond.  As a result, exploration of the mineral claim may be periodically interrupted or suspended.

12.

Because we have not allocated any money for reclamation of the mining claim, we may be subject to fines if the mining claim is not restored to its original condition upon termination of our activities.

We have not allocated any funds for reclamation of the mining claim. As such, if we terminate our operations and do not restore the mining claim to its original condition we could be subject to fines under the Health, Safety and Reclamation Code for Mines in Quebec.

Risks associated with this offering:

13.

If our officers and directors resign or die without having found replacements our operations will be suspended or cease. If that should occur, you could lose your investment.

We have only two officers and directors. We are entirely dependent upon them to conduct our operations. If one or both should resign or die there will be only one to run the Company. If that should occur, until we find another person to help run us, our operations will be severely limited

14.

Because Mr. Walji and Ms. Bond are risking a small amount of capital and smaller shareholders have supplied most of the capital, if we fail they will absorb most of our loss.

Mr. Walji and Ms. Bond, our officers and directors will receive a substantial benefit from your investment. They paid expenses for the organization of the company and incurred some small expenses in negotiating the acquisition of our claims, the smaller shareholders, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Walji and Ms. Bond will lose only approximately $500 each.

15.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance.

16. Our Officer and director May Not Devote A Sufficient Amount of Time To Our Business Operations, Causing Our Business To Fail.

Our president, Mr. Walji intends to devote 8 hours per week to our business affairs. It is possible that the demands on Mr. Walji from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Walji may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

17. A Purchaser Is Purchasing Penny Stock Which Limits His or Her Ability to Sell the Stock.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price on a purely arbitrary basis.  There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,500,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

2,700,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Section 4(2) and Regulation S of the Securities Act of 1933 and was completed on June 27, 2007; and

2.

650,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 05, 2007.

3.

150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Section 4(2) and Regulation S of the Securities Act of 1933 and was completed on December 7, 2007.

4.

1,000,000 shares of our common stock that the selling share holders acquired from us in an offering that was exempt from registration under Section 4(2) and Regulation S of the Securities Act of 1933 and was completed on February 7, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

 3.  the total number of shares that will be owned by each upon completion of the offering; and   4. the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for the Selling Shareholder’s Account	Total Shares to be Owned Upon Completion of this Offering	Percentage of Shares Owned After Completion of this Offering

Mark Zylstra	100,000	100.000	0	0

Lorne Kobzey	100,000	100.000	0	0

Kyle Schlosser FBO Jack Douglas Schlosser	100,000	100.000	0	0

Rodney L. Peterson	100,000	100.000	0	0

Lyle Douglas Bessette	100,000	100.000	0	0

Catherine Bessette	100,000	100.000	0	0

KeithBessette	100,000	100.000	0	0

Brenda Bessette	100,000	100.000	0	0

Janarius P. Bissette FBO Kim Bessette	100,000	100.000	0	0

Keith Bissette FBO Tyler Bessette	100,000	100.000	0	0

Lyle Bissette FBO Katherine Bessette	100,000	100.000	0	0

Janarius P. Bessette	100,000	100.000	0	0

Marvin E. Read	100,000	100.000	0	0

Eileen Deringer	100,000	100.000	0	0

Larry Bodnarchuk FBO Angela Bodnarchuk	100,000	100.000	0	0

Larry Bodnarchuk FBO Ryan Bodnarchuk	100,000	100.000	0	0

Larry Bodnarchuk FBO Kristen Bodnarchuk	100,000	100.000	0	0

Larry Bodnarchuk FBO Nyah Bodnarchuk	100,000	100.000	0	0

Larry Bodnarchuk	100,000	100.000	0	0

Gail Bodnarchuk	100,000	100.000	0	0
Nadia Walji	50,000	50.000	0	0

AlykhanWalji	50,000	50.000	0	0

Hafeez Walji	50,000	50.000	0	0

Naila Walji	50,000	50.000	0	0

Tag Gill	50,000	50.000	0	0

Jasdeep Sran	50,000	50.000	0	0

Soroya Janmohamed	50,000	50.000	0	0

Jalal Janmohamed	50,000	50.000	0	0

Debbie Ancell	50,000	50.000	0	0

Rishi Khubchandani	50,000	50.000	0	0

Remy McDougal	50,000	50.000	0	0

Farah Janmohamed	50,000	50.000	0	0

Lyle Bissette FBO Elizabeth Bessette	100,000	100.000	0	0

Inga Wallace	250,000	250.000	0	0

Gordon Fuller	100,000	100.000	0	0

Sheryl Cousineau	100,000	100.000	0	0

Bruce J. Kerster	100,000	100.000	0	0

Rebecca Kerster	100,000	100.000	0	0

Lawson M. Kerster	150,000	150.000	0	0

Peter Hodyno	500,000	500,000	0	0

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,500,000 shares of common stock outstanding on the date of this prospectus.

Other than as described above, none of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)

has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $19,604.15. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other  requirements;

  *  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;

  *  the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable   information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

EFFECTIVE PERIOD AND EXPIRATION DATE

This prospectus will remain in effect starting on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days unless extended for an additional 90 days at the option of our officer and director.

LEGAL PROCEEDINGS

Our director and officer are no aware if any legal proceeding in progress or contemplated by any party or parties as of the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Nadir Walji                             57

Executive Officers:

Name of Officer

  Age

 Office

Nadir Walji

           57            President, CEO and Principal Accounting Officer

Jamie Bond

29

   Secretary & Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Nadir Walji has acted as our President, chief executive officer, principal accounting officer and as a director since our incorporation on November 22, 2006.

From 1999 to present, Mr. Walji has been a venture capitalist investing in start-up companies along with assisting in various consulting activities.

Mr. Walji is a business consultant who has experience in developing the application of new technologies. He has partnered with ERA-GSM deploying wireless mobile communication networks in Poland and currently serves as an officer and director of certain public companies.

Mr. Walji has acted as a strategic planner for ValorInvest Limited, a Swiss based company that provides various financial and management services to organizations and technology incubators. Mr Walji has served since 2000 as the secretary for Brasiclica Mining Corp., a copper mining company; as a director of Sudamet Ventures Inc., an inactive company from 2000; as a director of Chilean Gold Ltd., an inactive company since 2000; as a director of Orex Ventures Inc., an inactive company since 2000; and served as a director of ComCam, Inc. from 2002 until November of 2004. He is also a director of High End Ventures, Inc, a publicly trading company.

Ms. Jamie Bond has served as our Secretary Treasurer and director since November 22, 2006. Since October, 2006 Ms. Bond has acted as Car Show supervisor for Volkswagen (Canada & USA) in charge of display set-up, hiring of local support staff and display breakdown at all major car shows across Canada and the USA. Due to the seasonal nature of this work, Ms. Bond uses the flexibility of flight attendant scheduling so as to be able to do that work for West Jet Airlines.

Term of Office

Our director has been appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Our officer and director is involved in non-company business ventures that involve mineral properties and exploration.  As our present business plan is focused entirely on the Eliza claims, there is no expectation of any conflict between Mr. Walji’s business interests and our interests.  However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group as at July 21, 2006.  Except as otherwise indicated, all shares are owned directly.

Amount of
Title of Name and address beneficial Percent
Class of beneficial owner ownership of class

Common

Nadir Walji

500,000  shares

9.09

Stock

President, Chief

Executive Officer

and Director

2610 – 1066 West Hastings Street

Vancouver, B.C. V6E 3X2 Canada

Jamie Bond

 500,000 shares

9.09

55 Harvest Wood Way, NE

Calgary, AB T3K 3X5 Canada

Common

All Officers and directors

1,000,000

18.18

Stock

as a Group that consists of

shares

Two persons

The percent of class is based on 5,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

 DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of Preferred stock, par value $0.001 per share.

Common Stock

As of July 21, 2006, there were 4,000,000 shares of our common stock issued and outstanding that are held by 39 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 5,000,000 shares of Preferred Stock authorized, par value $0.001 per share. Classes, preference and dividends are to be set by the Board of Directors. There are no preferred shares issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

 Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Madsen Bros.& Associates, CPAs, Inc. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on November 22, 2006 under the laws of the state of Nevada.  On that date, Nadir Walji was appointed as a director.  As well, Mr. Walji was appointed as our President, Chief Executive Officer and Principal Accounting Officer and Jamie Bond was appointed our Secretary/Treasurer and director.

BUSINESS

General

We were incorporated in the State of Nevada on January 22, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We maintain our statutory registered agent's office at Nevada Business Services, 1805 North Carson Street, Suite 188, Carson City, Nevada 89701 and our business office is located at 1066 West Hastings Street, Suite 2610, Vancouver, British Columbia, Canada V6E 3X2. This is our mailing address as well. Our telephone number is (604) 602 - 1717

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. We do not consider ourselves to be a blank check as the term is defined in Regulation C, Rule 419 of the Securities Act of 1933.

Background

In September 2007, Nadir Walji, our president and director acquired an option on several mineral claims in the Province of Quebec, Canada from Mr. Michael Carr of Calgary, Alberta. The claims were staked by Ruza Resources Ltd and were obtained from that concern by Mr. Carr and are held in Mr. Carr’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a Quebec corporation and legal and accounting fees related to the incorporation. We have a signed, valid Option Agreement with Mr. Carr. He will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the mineral claim and we pay an additional $20,000 on or before April 24, 2009.

Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned Quebec subsidiary corporation and Mr. Carr will convey title to the mineral claim to the wholly owned subsidiary corporation. To date we have not performed any work on the mineral claim. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's mineral claim, that is the province of Quebec.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's mineral claim is one such acquisition. Accordingly, fee simple title to the Company's mineral claim resides with the Crown.

The Company's claims are mining leases giving the lessee exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

To date we have not performed any work on the mineral claims. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit or reserves exists in our claims until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the mineral claim. We have no plans to try interest other companies in the mineral claim if mineralization is found. If mineralization is found, we will try to develop the mineral claim ourselves.

CLAIMS

The property, which is presently under option 100% by Smart Ventures, Inc. is being held in trust by Mr. Michael Carr. The property consists of 11 contiguous mining claims (579.62 ha) in what generally referred to as the Mid-North Mining District in the James Bay region. The status and location of the claims are shown in Figure 2 and also listed in Table 1 below.

Table 1. List of Claims – Ruza Property

-----------------------------------------------------------------------------------------------------------

NTS Sheet

Claim #

Area

Work Required

Expiry Date

(CDC)

(ha)

(CDN$)

-----------------------------------------------------------------------------------------------------------

33B/05

203 4640

52.70

135.00

Nov 23, 2008

33B/05

203 4641

52.70

135.00

Nov 23, 2008

33B/05

203 4642

52.70

135.00

Nov 23, 2008

33B/05

203 4643

52.70

135.00

Nov 23, 2008

33B/05

203 4644

52.70

135.00

Nov 23, 2008

33B/05

203 4645

52.69

135.00

Nov 23, 2008

33B/05

203 4646

52.69

135.00

Nov 23, 2008

33B/05

203 4647

52.69

135.00

Nov 23, 2008

33B/05

203 4648

52.69

135.00

Nov 23, 2008

33B/05

203 4649

52.68

135.00

Nov 23, 2008

33B/05

203 4650

52.68

135.00

Nov 23, 2008

-----------------------------------------------------------------------------------------------------------

TOTALS:

11 Claims

579.62

1,485.00

-----------------------------------------------------------------------------------------------------------

Location and Access

The Ruza property is located approximately 1125 km and 350 km northwest of Montreal and Chibougamau, respectively. It is situated within an area referred to as the Mid-North Mining District in the James Bay region of northern Quebec (Figure 1). The property is centred at Latitude 52°17’ North and Longitude 75°47’ West, and occurs within NTS sheet 33B/05.

The property can be accessed by all weathered gravel road from Chibogamau to the Hydro Quebec’s EM-1 camp and then taking same road for approximately16 km to the east brings closer to Eau Claire gold deposit of Eastmain Resources Inc. which is approximately 7.0 km south of the Ruza property. Whether any bush road or trail extends further north, linking the gravel road with the Ruza property is presently not known to the author. The alternate access to the property would be flying out from the nearest commercial airport located 85 km south of the property in the village of Nemiscau and then taking Hydro Quebec’s road from here to just south of the property.

The 80 km long all-weather road from the village of Nemiscau across the Eastmain River was constructed by Hydro Quebec for the purposes of building a hydroelectric facility, the Eastmain-EM1/A (EM1). The EM1 project includes a 2500-person camp and a 70 km long, 315 kV transmission line connected to Poste KM 381 (Canova and Perkins 2005). The main dam, which is supposed to generate 2.7 TWh/year, is situated near the junction of the Eastmain and Eau Claire rivers. This infrastructure has greatly enhanced the access and economics of current and future exploration and development projects in the James Bay region.

MAP 1

81°0'W
78°0'W
75°0'W
72°0'W
69°0'W
66°0'W
63°0'W
60°0'W
57°0'W
54°0'W
62°0'N
60°0'N
58°0'N
56°0'N
54°0'N
52°0'N
50°0'N
48°0'N
46°0'N
44°0'N
Akulivik
Inukjuak
Labrador Sea
Hudson Bay
Caniapiscau
Newfoundland and Labrador
Chisasibi
RUZA
PROPERTY
Eastmain
QUEBEC
Sept-Iles
Matagami
Chibougamau
Gaspe
Gulf of St Lawrence
Chicoutimi
Val d'Or
Quebec City
New Brunswick
Mont-Laurier
Nova Scotia
Montreal
Ontario
U.S.A.
0 50 100 200 300 Kilometers
Source: Government of Quebec, Spatial Data 2007. Stats Canada, 2002.

FIGURE 1: LOCATION MAP ~ RUZA PROPERTY

20-A

MAP 2

75°50'W
75°49'W
75°48'W
75°47'W
75°46'W
45'
75°44'W
75°43'W
52°20'N
52°19'N
52°18'N
52°17'N
52°16'N
15'
Road Proximity
0 10 20 40 60
Kilometers
Lac Kapikakamach
Lac Ruza (Local Name)
2034649
2034650
2034645
2034646
2034648
2034647
2034640
2034641
2034644
2034642
2034643

FIGURE 2: CLAIM MAP, RUZA PROPERTY

UTM NAD 83 ZONE 18, NTS SHEET 33 C/B

0 0.25 0.5 1 1.5 Kilometers

Source: Water Data Geogratis, Government of Canada. Tenure Data Government of Quebec, 2007. Creation: Aug. 1/2007.

20-B

Physiography

The topography of the property and surrounding areas is of low to moderate relief. The maximum relief in the area is 50 m or less. Generally, the east-west trending outcrops and eskers flank by low-lying areas are filled by water after periods of rainfall. Other than a few small, unnamed lakes, no water body of substantial dimension occurs within or in immediate vicinity of the property. A lake with no official name, measuring approximately 1.0 km by 1.0 km and underlying the north-central part of the property, is named herein the Lac Ruza for referencing purposes. A few, relatively well-developed streams occur in the northwest and southeastern parts of the property.

Overburden comprised of an upper humus layer underlain by a thin glacial outwash and sands with some gravel and boulders. The overburden depths range from zero to twenty-five metres.

Climate

The climate is characterized by extremely cold winters, lows reaching down up to -40°C, and snow cover expected from November to May. Summers are generally warm to occasionally very hot and humid (30°C to 35°C). Work on the property can be carried out most of the time of the year.

Exploration History

Other than a few reconnaissance geological work initiatives (e.g., airborne magnetic and ground geochemical surveys) both by Federal and Provincial governments, no significant exploration work, to the author’s knowledge, has been conducted on Ruza property. The Quebec government’s files show virtual absence of any comprehensive exploration work that has ever been conducted specifically on the Ruza property by individuals or companies.

From early seventies to this day, almost all exploration and development work ever conducted by individuals and exploration/mining companies occurred within the few kilometer radius of the Ruza property. One of such active areas, located approximately 5-7 km south-southwest of the Ruza property, is the Clearwater property of the Eastmain Resources Inc., the current owner of the property.

In 1971-72, Canico, looking for volcanogenic massive sulphide deposits, drilled 19 regional “Winkie” drill holes targeting airborne EM anomalies on the Clearwater property. Gold mineralization was discovered in the mid-seventies on the Clearwater property, however “Eau Claire deposit” was not discovered until1987. The deposit was discovered by Westmin Resources but now owned by Eastmain Resources Inc. which reported indicated resources of 1.03 million tonnes @ 9.5 g/t Au and an inferred resources of 3.05 million tonnes @ 6.9 g/t Au (Canova and Perkins 2005).

OUR PROPOSED EXPLORATION PROGRAM

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the mineral claim contains mineralized material. He will make the determination based upon the results of our exploration. We have not selected a consultant, who will be a mining engineer and supervise our exploration program, as of the date of this prospectus and will not do so until we can attract sufficient capital to start and complete an adequate exploration program.

Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

We do not have enough money to complete our exploration of the mineral claims. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it we could seek a joint venture with another exploration company or we will have to suspend or cease operations. Our management believes that being a public trading company enhances our prospects of attracting additional capital.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our mining claims are without known reserves and the proposed program is exploratory in nature. Exploration and surveying has not been initiated and will not be initiated until we raise additional funds. Once the additional financing is obtained we intend to start exploration operations. To our knowledge, the mineral claim has never been mined. The cost of staking the claim was included in the $6,500 paid to Mr. Carr. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining mineral claim may or may not be located under the mineral claim.

We do not claim to have any minerals or reserves whatsoever at this time on any of the mineral claim.

We intend to implement an exploration program which consists of a magnetometer survey, mapping and establishing a grid and some bulk surface sampling. Should these preliminary measures indicate that we should engage in more in-depth exploration our consulting engineers will likely recommend a core sampling program.

Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of underlying rock and earth. No one on our management team has any experience in instituting a core drilling program. We must rely heavily on our professional engineering consultant. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to our lack of experience in this industry.

Samples from each stage of exploration will be tested to determine if mineralized material is located on the claims. Based upon the tests of the samples, we will determine if we will terminate operations; proceed with additional exploration or develop the mineral claims. The proceeds from this offering are designed to only fund the costs of core sampling and testing.

We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money we are able to raise.

We may attempt to interest other companies in exploration program. We would prefer to develop the reserves ourselves through the use of consultants. A joint venture with another company would be one source of funding. Because our management is inexperienced with exploring for, starting, operating an exploration program, or developing a property, we will have to hire qualified persons to perform surveying, exploration, and excavation of the mineral claims.  Any potential joint venture partner would be obliged to agree to use the results and recommendations provided by our professional consultants.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

COMPETITIVE FACTORS

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the mineral claims. We will either find gold on the mineral claim or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

REGULATIONS

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We are also subject to the Quebec codes that tell us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

ENVIRONMENTAL LAW

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the mineral claim.

We will secure all necessary permits for exploration and, if development is warranted on the mineral claim, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the mineral claim. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Quebec is returning the surface to its previous condition upon abandonment of the mineral claims. We have not allocated any funds for the reclamation of the mineral claim. We estimate that is will cost between $500.00 and $5,000.00 to reclaim the mineral claim.

EMPLOYEES

We intend to retain a consultant. The consultant will provide supervision of the exploration program. We will pay him between $5,000 and $15,000 for his services during our exploration program. He will be responsible for obtaining the magnetometer survey, hire and supervise mapping and grid crews and arranging for retaining the drilling contractor and to have the samples assayed. Other than the foregoing, our only employees will be our officer and director.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees, other than our officer and director. Our officer and director are part-time employees and will devote about 10% of their time to our operation. Our officer and director do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director. Mr. Walji will handle our administrative duties. Because our officer and director are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the mineral claims. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

PLAN OF OPERATION

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

We have discussed this matter with our officer and director and Mr. Walji has agreed to advance funds as needed until this registration statement is effective. Any advances by Walji will be considered a loan. The loan will be repaid if and when we begin generating revenues. The loan is due when revenues from operations are generated. The loan does not accrue interest. There is no written documentation for the loan. It is entirely oral. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in the form of exploration of our claims. Our exploration program is explained below. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material of commercial size and quality. This includes a determination by our consultant if the mineral claim contains viable mineralization. He will make the determination based upon the results of our exploration. We have not selected a consultant, who will be a mining engineer and supervise our exploration program, as of the date of this prospectus and will not do so until our exploration program is funded, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The mining claims are without known reserves and the proposed program is exploratory in nature. Exploration and surveying has not been initiated and will not be initiated until we raise additional funding. That is because we do not have money to start exploration. Once the additional financing is identified and secured, we intend to start exploration operations. To our knowledge, our claims have never been mined.

We intend to implement an exploration program which consists of mapping, establishing a grid, a magnetometer survey and surface and core sampling.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the mineral claim will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.   0-30 days after additional financing - retain our consultant to manage the exploration of the property. - Cost $5,000 to $15,000.

2.  30 – 90 days after additional financing - mapping crew on the claims to lay out sampling grid and take surface samples under the direction of our consultant.  Magnetometer operator and support to conduct survey and record anomalies on map. Prospecting and extensive sampling for gold and base metal are recommended on the entire property. Cost $30,000.

2.

90-120 days after additional financing. – bedrock mapping, at a scale of 1:5,000 or 1:10,000, over the entire grid with emphasis on structural aspects of the survey is recommended. The bedrock mapping should also be accompanied with sampling for whole rock and trace element analyses.

3.

Sample analysis – samples tested and analyzed by a recognized and reputable laboratory.  Results of analysis supplied to professional consultant(s) for evaluation.

4.

An IP survey and diamond drilling should follow if positive results were achieved from the works stated in recommendations 1, 2 and 3.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

26 A

To become profitable and competitive, we must conduct research and exploration of our properties before we can determine whether we should start production. We are seeking additional financing to provide for the capital required to implement our research and exploration phases. We believe that the funds necessary will be more easily raised if and when our shares are publicly traded.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until and if we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the mineral claim. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Smart Ventures, Inc. We must raise cash to implement our exploration program. There can be no assurance that additional funding is available.

Some sources that may or not be available would be; public offering; a private placement of securities; joint venture or loans from our officers or others.

Since inception, we have used our common stock to raise $ 35,000.00.

As of the date of this registration statement, we have yet to generate any revenues from our business operations. We currently have $24,252 in cash. We currently have no cash needs and will not have any cash needs until we begin our exploration program.

MANAGEMENT

Officer and director

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Position(s)
Nadir Walji	54	President, Chief Executive Officer, Principal
1066 West Hasting Street		Accounting Officer and a member of the board of directors
Suite 2610
Vancouver, British Columbia
Canada

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officer and director

Our officer and director lack professional or technical training credentials related to mineral exploration, mine development or mining. We were incorporated on November 22, 2006.

Conflicts of Interest

We believe that Mr. Walji are subject to possible conflicts of interest. The conflicts of interest arise from Mr. Walji's relationship with other mining and exploration corporations. Mr. Walji is a director of Braslicica Mining Corp. and High End Ventures, Inc. a publicly trading reporting company.

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any properties that would include competition with either of the other corporations. The only conflict that we foresee is Mr. Walji's devotion of time to projects that do not involve us. Mr. Walji will devote 20% of his time or eight hours per week to our operation. Mr. Walji has unilaterally decided not to devote more time to our operations. That is because he has other corporate activities described above. In the event that Mr. Walji ceases devoting any time to our operations he has agreed to resign as an officer and director.

In the event both Mr. Walji resign as an officer and director, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on November 22, 2006 through December 31, 2007, for our  officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Summary Compensation Table

Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Securities
Restricted
				Other	Under	Shares or		Other
				Annual	Options/	Restricted		Annual
Names Executive				Compen-	SARs	Share	LTIP	Compen-
Officer and Principal	Year	Salary	Bonus	sation	Granted	Units	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Nadir Walji	2007	0	0	0	0	0	0	0

We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2008. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

INDEMNIFICATION

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Percentage of
		Ownership After
	Number of	the Offering
	Shares	Assuming all of
Name and Address	Before the	the Shares are
Beneficial Ownership [1]	Offering	Sold

Nadir Walji	1,000,000	22.23
1066 West Hastings Street
Suite 2610
Vancouver, British Columbia
Canada

All Officers and directors	1,000,000	22.23
as a Group (1 person)

[1]     The person named above is the "promoter" of our company. Mr. Walji is the only "promoter" of our company.

Future Sales by Existing Stockholders

A total of 4,500,000 shares of common stock were issued to our officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 1,000,000 shares of our stock are currently owned by our officer and director. He will likely sell a portion of their stock if the market price goes above $0.03. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Our Articles of Incorporation of First Corporation authorize the issuance of 5,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences. No preferred stock has been issued.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares. This assumes the maximum amount is sold in this offering.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Smart Ventures, Inc. will act as its own transfer agent and registrar if and until this registration statement is declared effective by the US Securities and Exchange Commission.

CERTAIN TRANSACTIONS

In November 2006, we issued 1,000,000 shares of restricted common stock to Nadir Walji, our president, treasurer and secretary and member of the board of directors. This was accounted for as an acquisition of shares of common stock in the amount of $1,000, being the deemed value of the time, effort and expense or organizing Smart Ventures, Inc. and the location and acquisition of our principal asset, the Ruza claims.

Mr. Walji are committed to assuring our existence until the offering is completed or fails. Any advances by Mr. Walji will be considered a loan. The loan will be repaid if and when we begin generating revenues. The loan will not be repaid from proceeds of this offering. The loan is due when revenues from operations are generated. The loan will not accrue interest. There is no written documentation for the loan. It is entirely oral.

Mr. Walji is our only promoter. He has not received or will he receive anything of value from us directly or indirectly in his capacities as promoter.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to January 31, 2004, included in this prospectus have been audited by Madsen Bros. & Associates, CPAs, Inc.684 East Vine Street, Suite 3, Murray, Utah 84107 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Brant E. Hodyno, 300 East 57th Street, Suite 15F, New York, NY 10021 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Madsen Bros. & Associates, Murray, Utah.

TABLE OF CONTENTS

F1. Independent Auditor’s Report

F2. Balance Sheet as at December 31, 2007

F3. Statement of Operations for the year ended

F4. Statement of Cash Flows for the year ended

F5. Statement of Stockholders' Equity as at

F6-8. Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

Smart Ventures, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Smart Ventures, Inc. (An Exploration Stage Company) as of December 31, 2007 and the related statements of operations, shareholders’ equity and cash flows for the year the ended and for the period from December 14, 2006 (date of inception) to December 31, 2007 and 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smart Ventures, Inc. (An Exploration Stage Company) as of December 31, 2007 and the results of its operations and cash flows for the year then ended and for the period from December 14, 2006 (date of inception) to December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company incurred a net loss of approximately $ 28,330 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

February 28, 2008

SMART VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

ASSETS
December 31,
2007

Current Assets:
Cash	$ 16,670

Total Assets	$ 16,670

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:	-
Total Current Liabilities	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 5,000,000, none issued	-
Common stock, $.001 par value; 70,000,000 shares authorized
5,500,000 shares issued and outstanding	5,500
Additional paid in capital	49,500
Sock subscription receivable	(10,000)
Deficit accumulated during exploration stage	(28,330)

Total Stockholders' Equity (Deficit)	16,670

Total Liabilities and Stockholders' Equity (Deficit)	$ 16,670

THE ATTACHED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

SMART VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the year	From	From
	ended	December 14, 2006	December 14, 2006
	December 31	(Date of inception)	(Date of inception)
	2007	to December 31, 2006	to December 31, 2007

Revenue:	$ -	-	$ -
Total Revenue	-		-

Operating Expenses:		-
Exploration costs	14,082	-	14,082
General & administrative	4,248	10,000	14,248
Total Operating Expenses	18,330	10,000	28,330

NET LOSS	$ (18,330)	(10,000)	$ (28,330)

Weighted Average Shares
Common Stock Outstanding	2,833,333	1,000,000

Net Loss Per Share
(Basic and Fully Dilutive)	$ (0.01)	$ (0.01)

THE ATTACHED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

SMART VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the year	From December 14, 2006	From December 14, 2006
	ended	(Date of inception)	(Date of inception)
	December 31,	to December 31,	to December 31,
	2007	2006	2007
Cash Flows Used in Operating Activities:
Net Loss	$ (18,330)	$ (10,000)	$ (28,330)
Adjustments to reconcile net (loss) to net cash provided
by operating activities:
Issuance of stock for services rendered		10,000	10,000

Net Cash Used in Operating Activities	(18,330)	-	(18,330)

Cash Flows from Investing Activities:		-	-

Cash Flows from Financing Activities:
Issuance of common stock for cash	27,000	-	27,000
Receipt of Stock subscription receivable	8,000		8,000
Net Cash Provided by Financing Activities	35,000	-	35,000

Net Increase (Decrease) in Cash		-	16,670

Cash at Beginning of Year	-		-

Cash at End of Year	$ 16,670		$ 16,670

Non-Cash Investing & Financing Activities
Issuance of stock for management services rendered		$ 10,000	$ 10,000
Issuance of stock for Stock subscription receivable	18,000		$ 18,000

THE ATTACHED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

SMART VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FROM NOVEMBER 22, 2006 (DATE OF INCEPTION) TO DECEMBER 31, 2007

									Deficit
		Preferred Stock			Common Stock				accumulated
		5,000,000 shares authorized			70,000,000 shares authorized		Additional	Stock	during
	Shares		Par Value	Share		Par Value	Paid-In	Subscription	exploration
	Issued		$.001 per share	Issued		$.001 per share	Capital	Receivable	stage	Total

BALANCE- December 14, 2006 (inception)	-		$ -	-		$ -	$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services				1,000,000		1,000	$ 9,000			10,000
December 15, 2006
Net (loss)									$ (10,000)	$ 10,000)

BALANCE - December 31, 2006				1,000,000		$ 1,000	$ 9,000		$ (10,000)	$ -

Issuance of common stock for cash at $.01 per share				2,700,000		2,700	24,300			27,000
June 2007
Issuance of common stock and subscriptions				650,000		650	5,850	(6,500)		-
receivable at $.01 per share - October 2007
Issuance of common stock and subscriptions				150,000		150	1,350	(1,500)		-
receivable at $.01 per share - December 2007
Payment of subscriptions for October 2007								8,000		8,000
and December 2007
Subscriptions issued and receivable - December 2007				1,000,000		1,000	9,000	(10,000)		-

Net (loss)									(18,330)	(18,330)

BALANCE- December 31, 2007	-		-	5,500,000		5,500	49,500	(10,000)	(28,330)	16,670

THE ATTACHED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

SMART VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

Smart Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 14, 2006.  The Company’s activities to date have been limited to organization and capital formation.  The Company is “an exploration stage company” and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.  The Company has adopted December 31 as its fiscal year end.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – MINERAL CLAIMS

The Company entered into a mineral claims purchase agreement on September 1, 2007, whereby the Company purchased certain mineral claims located in the Laurentides Region near Mont Laurier, Quebec.  These mineral claims were acquired from an individual for cash in the amount of $6,500. In addition the Company is required to expend additional monies in subsequent years to maintain these claims.  After the acquisition of these mineral claims, management performed an impairment test to determine the carrying value of these claims.  Management determined that there was no reasonable method to value the claims and have impaired the cost of these claims and recorded the expense as exploration costs during the year ended December 31, 2007.

NOTE 4 – COMMON STOCK

The Company issued 1,000,000 shares of its common stock in December 2006 in exchange for services rendered valued at $ 10,000.

During the year ended December 31, 2007 the Company issued 4,500,000 shares of its common stock for cash and for stock subscriptions receivable valued at $.01 per share for an aggregate total of $ 45,000.  At December 31, 2007 there was an outstanding stock subscription receivable in the amount of $10,000.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $ 28,330 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and the classification of liabilities that might be necessary in the event the Company cannot continue in existence.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

2.	Nevada Revised Statutes, Chapter 78.

Our Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$4.15
Accounting Fees and Expenses	4,500.00
Legal Fees and Expenses	15,000.00
Transfer Agent Fees	600.00
TOTAL	$19,604.15

Other than the foregoing, there is no statute, charter provision, bylaw contract or other arrangement that insures or indemnifies a controlling person, director or officer which affects his or her liability in that capacity.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Nadir Walji	11-22-06	500,000	Expended Funds and
1066 West Hastings Street, Suite 2610			Services Rendered
Vancouver, BC
Canada

Jamie Bond	11—22-06	500,000
55 Harvest Wood Way, NE			Expended Funds and
Calgary, Alberta, Canada			Time and Effort

We issued the foregoing restricted shares of common stock to Mr. Walji and Ms. Bond pursuant to section 4(2) of the Securities Act of 1933. They are sophisticated investors, are our officers and directors  and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

On December 1, 2007 we issued 4,500,000 shares to 40 individuals at a price of $0.01 per share.

Name of Shareholder	Shares Issued	Date of Issue	Exemption Claimed

Mark Zylstra	100,000	12/01/07	Regulation S

Lorne Kobzey	100,000	12/01/07	Regulation S

Kyle Schlosser FBO Jack Douglas Schlosser	100,000	12/01/07	Regulation S

Rodney L. Peterson	100,000	12/01/07	Regulation S

Lyle Douglas Bessette	100,000	12/01/07	Regulation S

Catherine Bessette	100,000	12/01/07	Regulation S

KeithBessette	100,000	12/01/07	Regulation S

Brenda Bessette	100,000	12/01/07	Regulation S

Janarius P. Bessete FBO Kim Bessette	100,000	12/01/07	Regulation S

Keith Bessetter FBO Tyler Bessette	100,000	12/01/07	Regulation S

Lyle Bessette FBO Katherine Bessette	100,000	12/01/07	Regulation S

Janarius P. Bessette	100,000	12/01/07	Regulation S

Marvin E. Read	100,000	12/01/07	Regulation S

Eileen Deringer	100,000	12/01/07	Regulation S

Larry Bodnarchuk FBO Angela Bodnarchuk	100,000	12/01/07	Regulation S

Larry Bodnarchuk FBO Ryan Bodnarchuk	100,000	12/01/07	Regulation S

Larry Bodnarchuk FBO Kristen Bodnarchuk	100,000	12/01/07	Regulation S

Larry Bodnarchuk FBO Nyah Bodnarchuk	100,000	12/01/07	Regulation S

Larry Bodnarchuk	100,000	12/01/07	Regulation S

Gail Bodnarchuk	100,000	12/01/07	Regulation S

Nadia Walji	50,000	12/01/07	Regulation S

AlykhanWalji	50,000	12/01/07	Regulation S

Hafeez Walji	50,000	12/01/07	Regulation S

Naila Walji	50,000	12/01/07	Regulation S

Tag Gill	50,000	12/01/07	Regulation S

Jasdeep Sran	50,000	12/01/07	Regulation S

Soroya Janmohamed	50,000	12/01/07	Regulation S

Jalal Janmohamed	50,000	12/01/07	Regulation S

Debbie Ancell	50,000	12/01/07	Regulation S

Rishi Khubchandani	50,000	12/01/07	Regulation S

Remy McDougal	50,000	12/01/07	Regulation S

Farah Janmohamed	50,000	12/01/07	Regulation S

Lyle Bessette FBO Elizabeth Bessette	100,000	12/01/07	Regulation S

Kennedy Kerster*	250,000	12/01/07	Regulation S

Lance R. Larsen	100,000	12/01/07	Regulation S

Sheryl Cousineau	100,000	12/01/07	Regulation S

Bruce J. Kerster*	100,000	12/01/07	Regulation D

Rebecca Kerster*	100,000	12/01/07	Regulation D

Lawson M. Kerster	150,000	12/01/07	Regulation S

Peter Hodyno	500,000	02/06/08	Regulation D

Brian Skyrme	500,000	02/06/08	Regulation S

* Kennedy Kerster, Bruce J. Kerster and Rebecca Kerster are the adult children of Lawson M. Kerster.

These shares were issued in reliance upon the exemption provided by Regulation S. All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27.     EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation. *
3.2	Bylaws. *
5.1	Opinion of Joseph I. Emas regarding the legality of the securities being registered.*
10.1	Ruza Claim Option Agreement*
23.1	Consent of Independent Accountants*
23.2	Consent of Joseph I. Emas (included in Exhibit 5.1) *

     * previously filed

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 11th day of April, 2008.

SMART VENTURES, INC. (Registrant)

BY:	/s/ Nadir Walji
Nadir Walji, President, Principal Executive Officer, Principal Accounting Officer and a member of the board of directors.

/s/ Jamie Bond, Secretary Treasurer and member of the board of directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Nadir Walji, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nadir Walji Nadir Walji	President, Principal Executive Officer, Principal Accounting Officer and Director	April 11, 2008

/s/ Jamie Bond Jamie Bond	Secretary/Treasurer	April 11, 2008